CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 9, 2011
Date of Report
(Date of Earliest Event Reported)

JPAK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada		20-1977020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Xinghua Road
Qingdao, Shandong Province
People’s Republic of China
266401
(Address of principal executive offices (zip code))

(86-532) 84616387
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of May 9, 2011, Dongliang (Frank) Su resigned as our Acting Chief Financial Officer, although he will maintain his position as one of our financial advisors. Mr. Su’s tendered his resignation voluntarily and not as a result of any dispute or disagreement between us. On the same day, we appointed Yongbo (Esther) Wang as our Chief Financial Officer. Ms. Wang has also been serving as the Executive Assistant of our operating subsidiary, Qingdao Renmin Printing Co, Ltd. (“Qingdao Renmin”) since February 2008. Ms. Wang is 38 and has over 6 years of extensive experience in international business, corporate and financial accounting. Prior to joining Qingdao Renmin in 2006, she was Accountant Manager at Qingdao MingCai Limited Company. Ms. Wang received a bachelor degree in Accounting and International Business from New Zealand Lincoln University. Ms. Wang does not have any familial relationship with any of our other executive officers or directors.  We believe that Ms. Wang’s experience will benefit us greatly and assist us to maintain adequate controls and procedures, as well as accurately prepare our financial statements.

We are currently negotiating the terms of Ms. Wang’s employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Jpak Group, Inc.

By:	/s/ Yijun Wang
Yijun Wang, CEO

Date: May 9, 2011